Exhibit 10.5

Dated the 20th day of August, 2024

LEASE

Between

Witness Light Limited

(as the “Lessor”)

and

Ravia Global Appraisal Advisory Limited

(as the “Lessee”)

Premises	17th Floor, 83 Wan Chai Road, Wan Chai, Hong Kong

Term	Four Years

Commencing Date	16th November, 2024

Expiring Date	15th November, 2028

Rent	HK$46,326 per calendar month
(Exclusive of Government Rates & Rent and Management Fee)

THIS LEASE is executed on this 20th day of August, 2024

BETWEEN the Lessor whose name, address or registered office and description are set out in Part I of the Schedule hereto (hereinafter called the “Lessor”) of the one part and the Lessee whose name, address or registered office and description are set out in the Part 2 of the Schedule hereto (hereinafter called the “Lessee”) of the other part.

The Lessor and the Lessee had entered into a Lease dated 21 August 2020 (the “Old Lease”), and the term thereunder is about to expire on 15 November 2024. Upon amicable negotiation, the Lessor and the Lessee agreed to renew the Old Lease.

WHEREBY IT IS HEREBY MUTUALLY AGREED by and between the parties hereto as follows:-

1.	Premises, Term and Rent

The Lessor shall lease and the Lessee shall take all that the premises set out in Part 3 of the Schedule (hereinafter called “the said premises”) Together with the use in common with the Lessor and all others having the like right of the entrances, staircases, landings and passages in the building of which the said premises form part (hereinafter called “the said building”) insofar as the same are necessary for the proper use and enjoyment of the said premises and together also with the use in common as aforesaid of the lifts, and escalators (if any) whenever the same shall be operating for the term as set out in Part 4 of the Schedule (hereinafter referred to as “the said term”) at the rent as set out in Part 5 of the Schedule (hereinafter referred to as “the said rent”) (exclusive of Government Rates, Government Rent and management fee) payable monthly in advance clear of all deductions and right to set off (whether legal or equitable), the first of such payments to be paid on the signing of this Lease and all subsequent payments to be made on the corresponding day of each and every succeeding calendar month by reference to the commencement date of the said term. When the said term does not commence on the first (1st) day of the month, the Lessor may at any time during the said term require the Lessee to pay the said rent and other charges for a particular month on a pro-rata basis, namely, from the commencement day to the end of the month, and thereafter the Lessee shall pay the said rent and other charges for each subsequent calendar month (including the last month of the said term also on a pro-rata basis) on the first ( I st) day of each such calendar month.

2.	Rent and Other Charges

The Lessee hereby agrees with the Lessor that throughout the said term the Lessee shall be responsible:-

2.1	To pay the said rent on the days and in manner herein before provided for payment thereof.

2.2	To pay and discharge all management fee (the sum set out in Part 6 of the Schedule), Government rates, Government rent, taxes, assessments, duties, charges, impositions and outgoings of an annual or recurring nature, now or hereafter to be assessed imposed or charged by the Government of Hong Kong or other lawful authority upon the said premises or upon the owner or occupier thereof (save and except property tax and outgoings of a capital nature), and to provide to the Lessor evidence of due payments of all management fees. For the purposes of this Lease, the term “management fee” means any monthly charges and other costs, charges, expenses and contributions which may be charged by the manager of the said building from time to time for the maintenance and repair of the said building.

2.3	To pay and discharge all charges for gas, water, electricity, telephone and broadband services consumed or used in the said premises, and for the avoidance of doubt, the Lessee shall make its own arrangement with the relevant service providers for the said utility services.

3.	Lessee’s Obligations

The Lessee hereby agrees with the Lessor as follows:-

3.1	The Lessee shall not use or permit to be used the said premises or any part thereof for any purpose other than for the user set out in Part 8 of the Schedule only (hereinafter referred to as “the said user”).

3.2	To submit plans and details of any alteration in or additions to the said premises, for the approval of the Lessor prior to any works begin carried out.

3.3	To obey and comply with and to indemnify the Lessor against the breach of all ordinances, regulations, bye-laws, rules and requirements of any Government or other competent authority relating to the conduct and carrying of the Lessee’s business on the said premises or to any other act, deed, matter or thing done, permitted, suffered or omitted therein or thereon.by the Lessee and to notify the Lessor forthwith in writing of any notice received from any statutory or public authority concerning or in respect of the said premises or any services supplied thereto.

3.4	To maintain the said premises throughout the said term in good condition and repair to the satisfaction of the, Lessor.

3.5	To keep all the interior of the said premises including the flooring and interior plaster or other finishes or rendering to walls, floors and ceilings and the Lessor’s furniture fixtures and fittings therein (if any) and all additions thereto and including all doors, windows, fire services equipment, and electrical installations and wiring in good, clean and tenantable repair and condition and properly preserved and painted (or wall-papered) and so to maintain the same at the expense of the Lessee and to deliver up the same to the Lessor at the expiration or early termination of the said term in like condition.

3.6	To obey and comply with and to indemnify the Lessor against the breach of all ordinances, regulations, bye-laws, rules and requirements in relation to fire safety, and if applicable, to repair and maintain all fire safety equipment and apparatus inside or in connection with the said premises.

3.7	To replace any broken and damaged windows or glass or otherwise reimburse the Lessor for the cost ofreplacing all broken and damaged windows or glass whether or not the same be broken or damaged-by the negligence of the Lessee.

3.8	To repair or replace any electrical installation or wiring in or for the said premises if the same becomes dangerous or if so reasonably required by The Hong Kong Electric Co. Ltd. or the manager of the said building and in so doing the Lessee shall use only a contractor designated or approved by the Lessor, The Hong Kong Electric Co. Ltd. or other Government Authorities concerned for the purpose.

3.9	To keep the toilets, washing basins, sanitary and water apparatus in the said premises in good, clean and tenantable repair and condition to the satisfaction of the Lessor and, especially during epidemic, in accordance with the regulations and bye-laws promulgated from time to time by any public health and other Government authorities concerned.

3.10	To keep the drains, pipes, sanitary or plumbing apparatus, toilets and washing basins in or for the use of the said premises in good, clean and tenantable repair and condition and prevent the same from choked, stopped up or leakage, failing which the Lessee shall pay to the Lessor on demand all costs incurred by the Lessor in cleaning, clearing, repairing or replacing any of the drains, pipes, sanitary or plumbing apparatus, toilets and washing basins which are choked, stopped up or leaked.

3.11	To be wholly responsible for and to indemnify the Lessor against any loss damage or injury caused to any person whomsoever or any property whatsoever whether directly or indirectly through the defective or damaged condition of any part of the interior of the said premises or any fittings, fixtures or wiring therein for the repair of which the Lessee is responsible hereunder or through or in any way owing to the spread of fire or smoke or the leakage or overflow of water including storm or rain water from the said premises or any part thereof or through the act, default or neglect of the Lessee, its servants, agents, customers, clients, and licensees, and for the purposes of this Lease, “licensee” shall include any person present in, using or visiting the said premises with the expressed or implied consent of the Lessee.

3.12	To take all reasonable precautions to protect the interior of the said premises against damages by storm or typhoon or the like.

3.13	To permit the Lessor and all persons authorized by the Lessor at all reasonable times to enter and inspect the state of repair of the said premises, to carry out any works, repairs or maintenance which are required to be done provided that in the event of an emergency the Lessor, its servants or agents may enter the said premises without notice and forcibly if necessary. Without prejudice to the foregoing on the expiration or early termination of the lease hereby granted, whether by effluxion of time or otherwise, the Lessor and all persons authorized by the Lessor shall be entitled to enter and inspect the said premises.

3.14	On receipt of any notice from the Lessor or its authorized representative specifying any works or repairs which are required to be done and which are the responsibility of the Lessee hereunder, the Lessee shall forthwith put in hand and execute the same at its own costs with all possible dispatch and without any delay.

3.15	To give notice to the Lessor or its agent of any damage that may be suffered to the said premises and of any accident to or defects in the water pipes, gas pipes, electrical wirings, cables, fittings, fixtures, or other facilities provided by the Lessor.

3.16	To allow at all reasonable times by appointment prospective buyers and/or tenants (as the case may be) to inspect the said premises and allow the Lessor to exhibit where the Lessor shall think fit a notice indicating that the said premises are to be sold or let (as the case may be) with vacant possession or subject to this Lease (as the case may be) and such other information in connection therewith as the Lessor shall desire, which notice the Lessee shall not deface or conceal.

3.17	To observe all the provisions and covenants of the Deed of Mutual Covenant in respect of the said Building.

3.18	To be responsible to the Lessor for the acts, neglects, omissions and defaults of all contractors, servants, agents, licensees (as defined above in this Lease), customers, clients and visitors of the Lessee as if they were the acts, neglects, omissions and defaults of the Lessee itself.

3.19	To be responsible for the removal of garbage, refuse and construction waste from the said premises to such location as shall be specified by the manager of the said building from time to time and to use only that type of refuse contain as may be specified by the manager of the said building from time to time and via the cleaning company nominated by the manager of the said building. In the event of the manager of the said building providing collection service for garbage and refuse, the same shall be used by the Lessee to the exclusion of any other similar service and the use of such service provided by the manager of the said bui Iding shall be at the sole cost of the Lessee.

3.20	To maintain adequate insurance cover in respect of fire and other risks and public liability in respect of the said premises and to produce to the Lessor on demand either the policy of such insurance and the receipt for the last premium or reasonable evidence from the insurers of the terms of the policy and the fact that the same is subsisting and in effect.

3.21	The Lessee shall not conduct (and shall ensure that its staff members and any licensee as defined above shall not conduct) any illegal acts (such as fraud, unlawful assembly, false imprisonment, illegal consumption of drugs, homicide or suicide, and production of obscene articles) or whatever act inside or in relation to the said premises which may substantially lower the value or tenantability of the said premises, otherwise the Lessee shall fully indemnify the Lessor.

3.22	Throughout the said term and the lease period, the Lessee shall keep the interior (including without limitation all decoration, fixtures, furniture and electrical appliances set out in Part 9 of the Schedule) of the said premises in good, clean, hygienic and tenantable repair and condition, and shall be responsible to carry out all pest control such as mice, fleas, roaches, ants, vermin, flies, insects or other pests at the Lessee’s own costs, failing which the Lessee shall reimburse the Lessor for all costs for carrying out appropriate cleaning and/or pest control work. For the avoidance of doubt, the Lessee shall deliver up vacant possession of the Premises in a clean, odorless, free-of-moulds, hygienic, pest-controlled and tenantable condition on the expiration or early termination of this Lease.

3.23	If there is any confirmed case of any highly contagious disease (such as COVID 19) on any staff member of the Lessee or any licensee (as defined above) to the said premises, the Lessee shall promptly notify the Lessor by email. The Lessee shall then be responsible at its own costs to disinfect the said premises (including the lift lobby at the floor where the said premises is located and the lift lobby at the ground floor of the said building) and all potentially contaminated surfaces or items in the said premises where the disinfection shall be carried in strictly accordance with the disinfection procedures, guidelines and directions as may be issued or provided from time to time by the Department of Health or any other relevant Government departments in Hong Kong or the manager of the said building.

3.24	At the expiration or early termination of this Lease to deliver up to the Lessor the said premises in good clean and tenantable repair and condition. Unless otherwise agreed in writing between the Lessor and the Lessee, all fixtures fittings decoration and/or additions affixed to or erected on the said premises by the Lessee with or without the Lessor’s consent in writing shall belong to the Lessor, who shall not be required to pay any compensation therefor. Any such fixture fittings decoration or addition not retained by the Lessor shall be removed by the Lessee if so required by the Lessor or its authorized agents at the Lessee’s expense. All damage caused to the said premises or the said building or any parts thereof by such removal shall be made good by the Lessee at its own expense.

4.	Lessor’s Obligations

The Lessor hereby agrees with the Lessee as follows:-

4.1	That possession of the said premises shall be continuous to the Lessee on the commencement date of the said term onwards.

4.2	On the conditions that the Lessee paying the rent on the days and in the manner herein provided for payment of the same and observing and performing the agreements, stipulations and conditions herein contained on the Lessee’s part to be observed and performed, the Lessee shall peaceably hold and enjoy the said premises during the said term without any interruption by the Lessor or any person lawfully claiming under or in trust for the Lessor.

4.3	To pay the property tax (if any) payable in respect of the said premises.

4.4	To keep the main structure in a proper state of repair provided that the Lessor shall not incur any liability under this clause unless and until written notice of any defect or want of repair has been given by the Lessee to the Lessor and the Lessor shall have failed to take reasonable steps to repair or remedy the same after the lapse of a reasonable time from the date of service of such notice. For the purposes of this clause, “main structure” means the basic components of a building structure including floor foundation, wall foundation, beams, columns and roof foundation which serve the purpose of supporting, enclosing and protecting the building structure, and for the purposes of this clause, excluding the external wall, main drains, pipes, sanitary or plumbing apparatus, electrical wirings, cables, and meters which do not exclusively belong to or controlled by the Lessor.

5.	Restrictions and Prohibitions

The Lessee hereby agrees with the Lessor as follows:-

5.1	Not to make or permit to be made any structural alterations in or additions to the said premises or to the electrical wirings installations or other Lessor’s fixtures or cut maim or injure or suffer to be cut maimed or injured any doors, windows, walls, structural parts or, other fabric thereof without having first obtained the written consent of the Lessor therefor. If any such consent shall be granted by the Lessor it shall in any event be subject to the conditions that the Lessee shall not cause any damage to the said premises or any part thereof and that the Lessee shall save, keep harmless and fully indemnify the Lessor, its representatives, servants, agents, successors and assigns from any and all actions, causes of actions, claims and demands whatsoever arising from or in connection to such alterations and works, and be subject to such other conditions as the Lessor shall think fit to impose and the approval of the Buildings Department, Fire Department or other Government authority (if necessary).

5.2	Not to without the previous written consent of the Lessor cut maim, injure, drill into, mark or deface or permit or suffer to be cut maimed, injured, drilled into, marked or defaced any beams or structural parts of the said premises or any of the plumbing or sanitary apparatus installation included therein.

5.3	Not to do or permit or suffer to be done any act or thing which may be or become a nuisance or annoyance to the Lessor or to the occupants of other premises in the said Building or in any adjoining or neighbouring buildings.

5.4	Not to produce or suffer or permit to be produced at any time in the said premises any music or noise (including sound produced by broadcasting from television, radio or any other service or by any equipment or instrument capable of producing or reproducing music or sound) so as to constitute, in the opinion of the Lessor (which opinion shall be conclusive) a nuisance or to give cause for reasonable complaint from the occupants of any other premises in the said Building or persons using or visiting the same.

5.5	Not to exhibit or display on the exterior of the said premises any writing sign advertisement or other device whether illuminated or not which may be visible outside the said premises other than the display of the Lessee’s name or his trade name, signboards signs or advertisements as are reasonably required for the sale of goods or services rendered by the Lessee at the entrance of the said premises or otherwise relating to the Lessee’s business PROVIDED THAT the position, size, design and materials of such name-plates, signboards or signs shall be consistent with the said user and if required, be approved by the relevant Government authority and the manager of the said building.

The Lessor or its authorized agents shall have the right to remove and dispose of at the cost and expense of the Lessee any name-plate, signboard, sign, decoration or device which shall be affixed or put up or displayed in violation of the foregoing paragraph.

5.6	Not to use or permit or suffer the said premises to be used for any illegal or immoral purpose.

5.7	Not to use or permit or suffer the said premises or part thereof to be used as sleeping quarters or as domestic premises within the meaning of the Landlord and Tenant (Consolidation) Ordinance or similar legislation for the time being in force.

5.8	Not to use or permit or suffer the said premises to be used for the purpose or the manufacture of goods and merchandise or as a workshop, warehouse or showroom.

5.9	Not to keep or store or permit or suffer to be kept or stored in the said premises any arms, ammunition, gun-power, saltpetre, kerosene or other explosive or combustible substance, hazardous goods, dangerous drugs, obscene articles, or anything which has strong and unpleasant odor.

5.10	Not to allow any person to smoke in the said premises or anywhere throughout the said building, including but not limited to hallways, stairways, foyers, common rooms and facilities, decks, patios, exterior landings, front steps, entrance ways, roof tops, fire escapes, basements, storage areas, parking areas, driveways, walkways, lawns, gardens, adjoining grounds and building facilities. For the purposes of this Lease, the term “smoke” means inhale, exhale, burn, or carry any lighted or heated cigar, cigarette, or pipe, or any other lighted or heated tobacco or plant product intended for inhalation, including hookahs and marijuana, whether natural or synthetic, in any manner or in any form. “Smoke” also includes the use of an electronic smoking device which creates an aerosol or vapor, in any manner or in any form.

5.11	Not to prepare or permit to be prepared any food in the said premises (other than reheating of food by microwave oven) or to cause or permit any odors which shall in the sole opinion of the Lessor be offensive or unusual to be produced upon permeate through or emanate from the said premises. The Lessee shall ensure that all wet garbage and refuse is disposed of by arrangement with and in containers which could effectively insolate any odor and as may be specified by the manager of the said building.

5.12	Not to place or leave on any of the common parts lobbies corridors in front of the said premises or at the entrance or any of the staircases passages or landings of the said building used in common with other occupants of the said building any boxes, merchandise, goods, furniture, rubbish, garbage or items otherwise encumber the same except in the place(s) specifically designated for the disposal of rubbish or garbage, AND the Lessor or the manager of the said building shall be entitled without notice and at the Lessee’s expense to remove and dispose of as it sees fit any such material aforesaid and the Lessor and the manager of the said building shall not thereby incur any liability to the Lessee or any other person and the Lessee shall indemnify the Lessor and/or the manager of the said building against all losses claims damages or expenses of and against the Lessor in respect thereof and not to conduct any business transactions within the said common parts lobbies corridors in the said building AND it is agreed that a persistent breach by the Lessee (including its servants, agents, employees, and licensees as defined in this Lease) of the terms of this sub-clause shall amount to a breach of this Lease justifying the Lessor exercising its right of re-entry or termination of this Lease.

5.13	Not to without the prior written consent of the Lessor or the manager of the said building lay, install, affix, or attach any wiring, cables or other article or thing in or upon any of the entrances, staircases, landing, passages, lobbies, transformer rooms, switch rooms or other parts of the said Building in common use.

5.14	Not to keep or permit or suffer to be kept any animals or pets (except goldfish not for commercial purposes) inside the said premises and to take all such steps and precautions to the satisfaction of the manager of the said building to prevent the said premises or any part thereof from becoming infested by termites, rats, mice, cockroaches or any other pests or vermin. The Lessee shall employ at the Lessee’s cost, such pet extermination contractors approved by the manager of the said building and at such intervals as the manager of the said building may direct.

5.15	Without the prior written consent of the Lessor who may impose conditions thereto, not to assign, underlet, part with, share the possession of or transfer or share the use of the said premises or any part thereof or any interest therein, nor permit or suffer any arrangement or transaction whereby any person who is party to this Lease obtains the use, possession, occupation or enjoyment of the said premises or any part thereof irrespective of whether any rental or other consideration is given therefor. This Lease shall be personal to Lessee named in this Lease and without in any way limiting the generality of the foregoing, the following acts and events shall, unless approved in writing by the Lessor, be deemed to be breaches of this clause:

(a)	In the case of a Lessee which is a corporation, any takeover, reconstruction, amalgamation, merger, voluntary liquidation or change in the persons who own or control a majority of the Lessee’s voting shares.

(b)	The giving by the Lessee of a power of attorney or similar authority whereby the donee of the power obtains the rights to use, possess, occupy or enjoy the said premises or any part thereof or does in fact use, possess, occupy or enjoy the same.

(c)	The change of the Lessee’s nature of business without the Lessor’s prior written consent, which consent shall not be unreasonably withheld or delayed.

(d)	The change of the Lessee’s business name without giving prior notice to the Lessor.

(e)	To allow any corporation, organization, unincorporated boy, partnership or business to use the address of the said premises as its registered office, address for business, mailing or corresponding address, or for receiving, checking or filing of regular correspondence, whether or not arrangement may be made to re-direct such correspondence to any other address or designated person.

5.16	Not to do or permit or suffer to be done any act, deed, matter or thing whatsoever which amounts to a breath of any of the terms and conditions under which the said premises is held from the Government of Hong Kong or breach of the provisions of the Deed of Mutual Covenant in respect of the said building and to indemnify the Lessor against any such breach.

5.17	Not to do or permit or suffer to be done any act, deed, matter or thing whatsoever whereby the insurance on the said premises against loss or damage by fire and/or other insurable perils and/or claims by third parties for the time being in force may be rendered void or voidable or whereby the premium thereon may be increased provided that if as the result of any act, deed, matter or thing done, permitted or suffered by the Lessee, the premium on any such policy of insurance shall be increased, the Lessor shall be entitled without prejudice to any other remedy hereunder to recover from the Lessee the amount of any such increase.

5.18	Not to permit any touting or soliciting for business or the distribution of any pamphlets, notices or advertising matter to be conducted outside or near the said premises or in any part of the said Building by any of the Lessee’s servants, agents or licensees (as defined above in this Lease).

5.19	Not to suspend or to permit or suffer to be suspended any excessive weight from the main structure of the said premises.

6.	Exclusions

The Lessor shall not in any circumstances be liable to the Lessee or any other person whomsoever:-

6.1	In respect of any loss or damage (whether direct or consequential) to person or property sustained by the Lessee or any such other person caused by or through or in any way owing to any defect in or the breakdown of the lifts or escalators (if any) or fire services or security or other systems of the said building or the leakage or the cracking of any windows or glass panels; or

6.2	In respect of any loss or damage to person or property sustained by the Lessee or any such other person caused by or through or in any way owing to fire or the overflow of water from anywhere within the said building; or

6.3	In respect of any loss or damage to person or property sustained by the Lessee or any other person caused by or through or in any way owing to the insufficiency, failure, malfunction, explosion or suspension of the electricity or water supply to the said building or the said premises; or

6.4	For the security or safekeeping of the said premises or any contents herein, Nor shall the rent and management fee or any part thereof abate or cease to be payable on account of any one or more of matters aforesaid.

7.	Force Majeure

If in the case of any of the following force majeure events:

(a)	the said premises or any part thereof shall be destroyed or so damaged by fire, typhoon. act of God, or any act or event which is beyond the control of the Lessor and not attributable directly or indirectly to any act or default of the Lessee as to be rendered unfit for use and occupation or

(b)	at any time during the continuance of this Lease the said premises or the said building shall be condemned as a dangerous structure or a demolition order or closing order shall become operative in respect of the said premises or the said building, the rent (not including the management fee, Government rates, Government rent or other amounts payable by the Lessee) hereby agreed to be paid or a part thereof proportionate to the damage sustained shall cease to be payable until the said premises shall have been restored or reinstated PROVIDED ALWAYS THAT the Lessor shall be under no obligation to repair or reinstate the said premises if, in its opinion, it is not reasonably economical or practical so to do and provided further that if the whole or substantially the whole of the said premises shall have been destroyed or rendered unfit for use and occupation and shall not have been repaired and reinstated within three (3) months of the occurrence of the destruction or damage or imposition of such order, either party shall be entitled at any time before the same are so repaired and reinstated to terminate this Lease by notice in writing to the other party.

8.	Default

It is hereby further expressly agreed and declared as follows:-

8.1	If and whenever:

(a)	any part of the rent hereby reserved or any other payments payable by the Lessee hereunder shall be in arrears for seven (7) days, whether the same shall have been formally demanded or not; or

(b)	there shall be a material breach of any of the agreements by the Lessee hereinbefore contained; or

(c)	the Lessee shall have its business registration with the Government of Hong Kong cancelled or shall go into liquidation (either voluntary or otherwise) or shall have any order made or resolution passed for winding up or deregistration or if the Lessee shall become insolvent or enter into any composition or arrangements with the creditors or shall suffer execution to be levied upon any of the Lessee’s goods or effects, the Lessor shall upon the happening of any such event be automatically entitled to re-enter upon the said premises or any part thereof in the name of the whole and thereupon this Lease shall absolutely cease and be terminated but without prejudice to any rights which may have accrued to the Lessor be reason of any antecedent breach of any of the obligations on the part of the Lessee herein before contained AND all the said deposit paid hereunder shall be forfeited to the Lessor as and for liquidated damages and not as penalty but without prejudice to the Lessor’s right to claim any further damages which the Lessor shall have sustained or may sustain AND a written notice served by the Lessor on the Lessee or left at the said premises to the effect that the Lessor thereby exercises the power of re entry shall be a full and sufficient exercise of such power without actual entry on the part of the Lessor.

Notwithstanding the foregoing the Lessor may in any such event at its option elect not to terminate this Lease but to deduct from the said deposit the amount of any monetary loss incurred by the Lessor in consequence of the breach, non observance or non-performance by the Lessee in which event the Lessee shall, as a condition precedent to the continuation of this Lease deposit with the Lessor the amount so deducted and, if the Lessee shall fail so to do, the Lessor shall forthwith be automatically entitled to re-enter on the said premises and to terminate this Lease in which event all the said deposit may be forfeited to the Lessor as hereinbefore provided.

8.2	Notwithstanding anything hereinbefore contained, in the event of default in payment of rent and other charges payable by the Lessee hereunder for a period of seven (7) days from the date on which the same falls due for payment, the Lessee shall further pay to the Lessor on demand daily interest on the amount in arrears at the yearly rate of 12% calculated from the date on which the same becomes due for payment as stipulated hereunder (not seven days thereafter) until the date of full payment as liquidated damages and not as penalty AND the demand and/ or receipt by the Lessor of interest pursuant to this sub-clause shall be without prejudice to and shall not affect the right of the Lessor to exercise any other right or remedy hereof (including the right of re-entry) exercisable under the terms of this Lease. The Lessee shall further pay to the Lessor any solicitors’ and/ or Counsel’s fee (all on a solicitor and own client basis) and court fees incurred by the Lessor for the purpose of recovering the rent and all other charges in arrears and/or other money or any part thereof.

8.3	Acceptance of rent by the Lessor shall not be deemed to operate as a waiver by the Lessor of any right to proceed against the Lessee in respect of any breach, non-observance or non-performance by the Lessee of any of the agreements, stipulations and conditions herein contained and on the Lessee’s part to be observed and performed.

8.4	For the purpose of this Lease, any act, default, neglect or omission of any servant, agent, employee or licensee (as hereinbefore defined) of the Lessee shall be deemed to be the act, default, neglect or omission of the Lessee.

8.5	For the purposes of distress for rent in terms of Part 3 of the Landlord and Tenant (Consolidation) Ordinance and of these presents, the term rent in respect of the said premises shall include Government rates, Government rent, central air conditioning charges (if applicable) and management fee and other utility charges and that the rent payable in respect of the said premises shall be deemed to be in arrears if not paid in advance at the time and in manner hereinbefore provided for payment thereof.

9.	Deposit

9.1	The Lessor acknowledges that under the Old Lease, it had received a total amount ofHK$174,732.00 as rental deposit and management fee deposit (collectively the “Old Deposit”). The parties hereto agree that notwithstanding any contrary provision in the Old Lease, upon termination of the Old Lease, the Old Deposit shall be automatically carried forward to settle in full the sum payable by the Lessee as set out in Part 7 of the Schedule (hereinafter referred to as “the said deposit”) to secure the due observance and performance by the Lessee of the agreements, stipulations and conditions herein contained and on the Lessee’s part to be observed and performed. The said deposit shall be retained by the Lessor throughout the said term free of any interest and in the event of any breach or non observance or non-performance by the Lessee of any of the said agreement, stipulations or conditions aforesaid, the Lessor shall be entitled to terminate this Lease in which event all the said deposit may be forfeited to the Lessor by way of liquidated damages.

Notwithstanding the foregoing the Lessor may in any such event at its option elect not to terminate this Lease but to deduct from the said deposit the amount of any monetary loss incurred by the Lessor in consequence of the breach, non observance or non-performance by the Lessee, in which event the Lessee shall, as a condition precedent to the continuation of the lease, deposit with the Lessor the amount so deducted and, if the Lessee shall fail so to do, the Lessor shall forthwith be automatically entitled to re-enter on the said premises and to terminate this Lease in which event all the said deposit may be forfeited to the Lessor as hereinbefore provided.

9.2	Where under this Lease, the aggregate of rent and management fee actually payable shall at any time exceed the amounts of rent and management fee so payable on the commencement of this Lease, the Lessee shall forthwith pay to the Lessor such further sums as will be necessary to maintain the said deposit at at least three month’s rental and management fee.

9.3	Subject as aforesaid, the said deposit shall be refunded to the Lessee by the Lessor without interest within thirty (30) days after the expiration or early termination of this Lease and the delivery of vacant possession to the Lessor in the manner provided in this Lease, or within thirty (30) days of the settlement of the last outstanding claim which the Lessor may have against the Lessee in respect of any breach, non-performance of any of the agreements, stipulations or conditions herein contained and on the part of the Lessee to be observed and performed, whichever is the later.

9.4	The parties hereto agree that in the event of the Lessor selling, assigning or transferring the ownership of the said premises to any person (“the New Owner”) prior to the expiration or early termination of the said term of this Lease subject to and with the benefit of this Lease, the Lessee hereby irrevocably and unconditionally authorizes the Lessor to transfer the said deposit paid by the Lessee hereunder (less any deduction which the Lessor may make according to the terms of this Lease and the said deposit or the balance thereof after the said deduction shall hereinafter be referred to as “the Deposit”) to the New Owner and in that event the Lessee shall waive all claims against the Lessor for the refund of the Deposit but nothing herein provided shall prejudice or affect the right of the Lessee to claim against the New Owner for refund of the same upon expiration or early termination of the said term of this Lease AND a written notice sent by the Lessor or the Lessor’s legal advisers to the Lessee notifying the change of ownership of the said premises shall be conclusive evidence that the Deposit has been transferred to the New Owner unless the contrary intention is expressed in the said notice. Further, the Lessee shall render all reasonable cooperation to the Lessor throughout the course of selling, assigning or transferring the ownership of the said premises.

10.	Miscellaneous and Interpretation

10.1	The Lessor does not represent or warrant that the said premises are suitable for the use or purposes to which the Lessee proposes to put them and the Lessee shall satisfy himself or shall be deemed to have satisfied himself that they are suitable for the purpose for which they are to be used and the Lessee herby agrees that he will at his own expense apply for any requisite licence(s) or permit(s) from all Government or public authorities in respect of the carrying on of the Lessee’s business therein and shall execute and comply with all Ordinances, Regulations, Orders, Notices or Rules made by all competent Government or public authorities in connection with the conduct of such business by the Lessee in the said premises AND the Lessee hereby further agrees to indemnify the Lessor in respect of any breach by the Lessee of this sub-clause. It is further agreed that should any notice be served on the Lessor by any governmental authority prohibiting the user of the said premises for the operation of such trade or business of the Lessee, the Lessee shall within one month after the service of the notice by the Lessor cease using the said premises for the operation of such trade or business and shall use the said premises for such purpose as permitted by law for the residue of the said term. It is hereby declared and agreed that the Lessor shall in no event be liable to pay any compensation for the loss of goodwill or trade or business or damage of any kind to the Lessee.

10.2	Subject to Part 10 of the Schedule, the Lessee hereby declares that it has inspected and is fully satisfied with and accepts in all respects the existing state, condition and finishes of the said premises. The said premises are leased and will be leased to the Lessee on an “as is” basis (after the Pre-Lease Works be conducted) inclusive of the decoration, fixtures, furniture and electrical appliances specified in Part 9 of the Schedule. The Lessor will deliver the said premises to the Lessee in the same state, condition and repair which the immediate outgoing Lessee delivered to the Lessor.

10.3	For the avoidance of doubt, no representation and warranty in respect of the condition or suitability for use of the interior and the decoration, fixtures, furniture and electrical appliances specified in Part 9 of the Schedule is given or deemed to have been given by the Lessor. If any of the said decoration, fixtures, furniture and electrical appliances becomes out of order or worn-out, the Lessor and the Lessee will negotiate to find out the reason and discuss about the solution. Notwithstanding the foregoing, the Lessor shall not in any event be liable or deemed liable to keep, maintain, repair or replace the interior or any of the said decoration, fixtures, furniture and electrical appliances subject to Part 11 of the Schedule.

10.4	The parties hereto acknowledge that under the Old Lease, the Lessor had delivered one key and one door access card (with password) for the main entrance door of the said premises to the Lessee. Delivery of such items to the Lessee shall deem to be due delivery of possession of the said premises to the Lessee for the purposes of this Lease.

10.5	No condoning, excusing or overlooking by the Lessor of any default, breach or non-observance or non-performance by the Lessee at any time of any of the Lessee’s obligations herein contained shall operate as a waiver of the Lessor’s rights hereunder in respect of any continuing or subsequent default breach or non-observance or non-performance or so as to defeat or affect in any way the rights and remedies of the Lessor hereunder in respect of any such continuing or subsequent default or breach AND no waiver by the Lessor shall be inferred from or implied by anything done or omitted by the Lessor unless expressed in writing and signed by the Lessor. Any consent given by the Lessor shall operate as consent only for the particular matter to which it relates and in no way shall be considered as a waiver or release of any of the Lessor’s other rights and remedies nor shall it be construed as dispensing with the necessity of obtaining the specific written consent of the Lessor in the future unless expressly so provided.

10.6	Any notice under this Lease shall be in writing and any notice to the Lessee shall be sufficiently served if left addressed to the Lessee at the said premises or any part thereof or sent to the Lessee to its registered office by ordinary post or by hand delivery or sent to any contact person of the Lessee by email (the contact person and email address are set out in Part 2 of the Schedule), and any notice to the Lessor shall be sufficiently served if sent to its registered office by ordinary post or by hand delivery or sent to the contact person of the Lessor by email (the contact person and email address are set out in Part 1 of the Schedule). A notice sent by ordinary post shall be deemed to have been received by the Lessor or the Lessee after seven (7) business days from the date on which the notice is posted, and a notice sent by hand delivery or by email shall be deemed to have been received by the Lessor or the Lessee on the next business day the notice is sent.

10.7	The Lessee acknowledges that no fine, premium, key money or other consideration has been paid by the Lessee to the Lessor for the grant of this lease.

10.8	The headings and index (if any) are intended for guidance only and do not form part of this Lease nor shall any of the provisions of this Lease be construed or interpreted by reference thereto or in any way affected or limited thereby.

10.9	This Lease sets out the full agreement reached between the parties and no other representations have been made or warranties given by the Lessor to the Lessee relating to the said Building or the said premises on this lease and if any such representation or warranty has been made given or implied the same is deemed to have been withdrawn immediately before the signing of this Lease.

10.10	No variation of this Lease shall be effective unless it is made in writing and signed by or on behalf of each of the parties. For the purpose of this clause, the expression “variation” includes any variation, supplement, deletion or replacement however effected, and all variations duly made shall form part of this Lease and unless the context otherwise requires, the expression “Lease” shall include all such variations made from time to time.

10.11	Unless the context otherwise requires, words herein importing the masculine gender shall include the feminine and neuter and words herein in the singular shall include the plural and vice versa. The term “business day” means any day (other than a Saturday, Sunday or a public holiday) when banks in Hong Kong are normally open for business.

10.12	The terms and conditions of this Lease shall inure to the benefit of and be binding upon the patties hereto, their successors, assigns their legal representatives. For the avoidance of doubt, only the Lessor shall be entitled to assign or novate its rights and obligations under this Lease, or to sell, assign the ownership of the said premises.

10.13	Each party hereto shall bear its costs and expenses (including without limitation to any legal fees and search charges) for and in connection with the preparation and execution of this Lease.

10.14	The parties hereto shall procure that this Lease be duly stamped at the Stamp Office Hong Kong and the relevant stamp duty shall be borne by the Lessor and the Lessee in equal shares.

10.15	The parties hereto shall procure that this Lease be duly registered with the Land Registry of Hong Kong, and the relevant registration fee shall be borne by the Lessor and the Lessee in equal shares.

10.16	The Lessee shall reimburse or pay to the Lessor all expenses and charges (including legal costs on a solicitor client basis) incurred by the Lessor in connection with the demand of payment of the arrears of the said rent, the management fees, rates and all other outgoings payable by the Lessee hereunder and enforcement of any other provisions and terms herein in Court or otherwise.

10.17	This Lease shall be governed by and construed in accordance with the laws of Hong Kong and the patties hereto agree to submit to the exclusive jurisdiction of Hong Kong courts.

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THE SCHEDULE

Part I

The Lessor

Witness Light Limited, a company incorporated in Hong Kong with company number 2507250, whose registered office is situate at Unit E, 22/F, Tak Lee Commercial Building, 113-117 Wanchai Road, Wanchai, Hong Kong.

Contact person: CHU Ching Wah Teresa (email: teresachu@l 26.cm, mobile: 92278010)

Part 2

The Lessee

Ravia Global Appraisal Advisory Limited, a company incorporated in Hong Kong with company number 2170408, whose registered office is situate at Unit B, 12/F., CKK Commercial Centre, 289 Hennessy Road, Wan Chai, Hong Kong.

Contact persons:	NG Chun Fai (Elvis) (email: en@raviagroup.com, mobile: 97308182)
LEE Wai Kin Alan (email: esitkier@gmail.com, mobile: 92279427)

Part 3

The said 12.remises

All that 17th FLOOR of 83 WAN CHAI ROAD, WAN CHAI, HONG KONG erected on All That piece or parcel of ground registered in the Land Registry as INLAND LOT NUMBERS 2408 and 2360 and the remaining portion of INLAND LOT NUMBER 156

Pait 4

The said term

A fixed term of FOUR YEARS commencing from 16th November, 2024 and expiring on 15th November, 2028 (both days inclusive)

Pait 5

The said rent

Hong Kong Dollars (HK$46,326.00) per month (Exclusive of management fee, Government rates, Government rent and other amounts payable by the Lessee under this Lease)

Part 6

The management fee

Such management fee as charged by the manager of the said building from time to time.

Part 7

The said denosit

A total amount of HK$174,732.00 being the rental deposit and the management fee deposit.

Part 8

The said user

Office use only

Part 9

Decoration, Fixtures, Furniture and Electrical Appliances in or about the said premises

Fully carpeted except in the two toilets and the server room False ceiling with lights

Vertical blinds at all windows except in the two toilets and the server room Six sets of split type air conditioners

One refrigerator

One water ionizer machine at the wet pantry The wet pantry with cabinets

Water sprinkler system Emergency lighting system Glass entrance door

Part 10

Renair and maintenance before the said term

1.	On the condition that the Lessee shall continue to fully comply with all terms and conditions under the Old Lease and upon the terms and conditions in this Part I 0, the Lessor shall reimburse the Lessee expenses in a total amount of not more than HK$85,000 for carrying out the following repair and maintenance works exclusively for the said premises (collectively the “Pre-Lease Works”) which must be carried out from the date of this Lease to 15 November 2024 (both dates inclusive) (the “Pre-Lease Period”):

(a)	Air-conditioning works, which include instalment of one split type (one horsepower) air-conditioner at the room next to the toilets; replacing the ceiling split type (three horsepower) air-conditioner at the middle area of the said premises; washing four existing split type air-conditioners; checking and repairing the pumps and pipes connecting to the air-conditioners; scaffolding works for the installation; and works necessary for the installation or repairment. As quoted by a contractor in July 2024 the total expenses for such air-conditioning works are around HK$40,000;

(b)	Replacing the main entrance door and locks, which include replacing the existing glass door with a one-hour fire-proof glass door (with fire-proof certificate) (l 563X2068H door), replacing two GAMMA electric locks; replacing with Dorma BTS65 floor-spring; newly install entry password panel; and sand paper. As quoted by a contractor in July 2024 the total expenses for such works in relation to the main entrance door are around HK$25,000;

(c)	Newly install a burglar alarm system, of which the description is set out in a quotation issued by Securepro Technology Security System Limited on 15 July 2024, and the quotation amount set out therein is HK$11,520;

(d)	Removing the urinal bowl in one of the toilets. As quoted by a contractor in July 2024 the expense is around HK$2,000 to HK$3,000; and

(e)	Other small-scale repair or maintenance works in respect of the said premises (including without limitation pest control and carpet cleaning) as may be necessary for keeping the said premises in tenantable repair and condition, and such repair or maintenance works must be conducted in the Pre-Lease Period.

2.	During the Pre-Lease Period, if the Lessee has incurred any expenses for any Pre-Lease Works, the Lessee shall send the relevant official receipt(s) and the photos/videos in respect of the subject matters before and after the Pre-Lease Works are conducted in one batch at the end of the calendar month to the Lessor (by post to Unit E, 22/F, Tak Lee Commercial Building, 113-117 Wanchai Road, Wanchai, Hong Kong AND by WhatsApp to +852 92278010). The official receipts must be issued by the relevant contractor or repairer, and clearly state the description of the Pre-Lease Works and the amount paid by the Lessee (and unit price, as the case may be). Within 14 days after receipt of the official receipts, the Lessor may request the Lessee to clarify the Pre-Lease Works conducted and then reimburse the Lessee by sending a cheque to the Lessee at the said premises by post. In any event, the Lessee shall not deduct any amount from the rent and other amounts (if any) payable to the Lessor under the Old Lease for off-setting the amount payable by the Lessor under this Part 10.

3.	If there are any discrepancies between the provisions of this Part 10 and the provisions in the Old Lease and/or other parts of this Lease, the former shall prevail but only to the extent explicitly specified in this Part 10 and the rest shall be governed by the provisions of the Old Lease and/or other parts of this Lease, as the case may be.

4.	For the avoidance of doubt, as a result of the Pre-Lease Works, all electric appliances, machines, pipes, cables, accessories, materials, systems, hardware and software installed (whether or not as fixture) in the said premises or at the entrances or windows outside the said premises shall belong to the Lessor. Upon termination of this Lease, the Lessee shall forthwith handover all warranty documents, (installation and user) guides and manuals, system keys and passwords, software and apps in connection with the Pre-Lease Works to the Lessor, failing which the Lessor shall be entitled to seek compensation and forfeit all or part of the said security deposit as liquidated damages.

5.	If the Lessor has actually reimbursed the Lessee any expenses for any Pre-Lease Works under this Part 10, notwithstanding any contrary provisions in the Old Lease, upon termination of the Old Lease, the Old Deposit shall be automatically carried forward to settle the said deposit under this Lease. If for whatever reason this Lease is terminated before the said term is commenced, or the Lessee is in breach of this Lease by failing to pay rent or taking the said premises for the said term entirely, all expenses for the Pre-Lease Works actually reimbursed by the Lessor to the Lessee shall be refunded to the Lessor by deducting the equivalent amount from the said deposit (or from the Old Deposit if this Lease is terminated before the Old Lease is terminated).

Part 11

Repair and maintenance during the said term

1.	On the condition that the Lessee shall continue to fully comply with all terms and conditions under this Lease and upon the terms and conditions in this Part 11, during the said term, if the Lessee has incurred any expenses for repair or maintenance works for keeping the said premises in tenable repair and condition (the “Maintenance Works”), the Lessor shall reimburse the Lessee such expenses at the rate of HK$800 per calendar month (“Maintenance Budget”). Any Maintenance Budge or part thereof not being used in a calendar month can be carried forward to the next calendar and further calendar month(s) provided that the accumulative Maintenance Budget which may be used in any calendar month shall not exceed HK$4,800. In no event the Lessee may request the Lessor to cash out any unused Maintenance Budget or to off-set any unpaid rent.

2.	During the said term, if the Lessee has incurred any expenses for any Maintenance Works, the Lessee shall send the relevant official receipt(s) and the photos/videos in respect of the subject matters before and after the Maintenance Works are conducted in one batch at the end of the calendar month to the Lessor (by post to Unit E, 22/F, Tak Lee Commercial Building, 113-117 Wanchai Road, Wanchai, Hong Kong AND by WhatsApp to +852 92278010). The official receipts must be issued by the relevant contractor or repairer, and clearly state the description of the Maintenance Works and the amount paid by the Lessee (and unit price, as the case may be). Within 14 days after receipt of the official receipts, the Lessor may request the Lessee to clarify the Maintenance Works conducted and then reimburse the Lessee by sending a cheque to the Lessee at the said premises by post. In any event, the Lessee is not allowed to deduct any amount from the rent and other amounts (if any) payable to the Lessor under this Lease for off-setting the amount payable by the Lessor under this Part 11.

3.	The provisions in this Part 11 shall be without prejudice to the Lessee’s obligations under Clause 3 of this Lease. Further, this Part 11 shall not apply if the repair and maintenance works are required to be conducted because of any violation of the restrictions and prohibitions under Clause 5 of this Lease.

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IN WITNESS whereof the parties to this Lease shall be executed as a Deed and the parties have caused their respective seals to be affixed hereunto on the day and year first before referred to.

The Lessor

SEALED with the SEAL of	)
Witness Light Limited	)
in the presence of and SIGNED by	)
CHU Ching Wah Teresa,	)

Director and authorized person of the Lessor,	)
in the presence of:-)

Signature of witness:	/s/ Lee, Wai Kin Alan
Name of witness:	Lee, Wai Kin Alan

The Lessee

SEALED with the SEAL of	)
Ravia Global Appraisal Advisory Limited	)
in the presence of and SIGNED by	)
NG Chun Fai,	)

Director and authorized person of the Lessee,	)
in the presence of:-)

Signature of witness:	/s/ Lee, Wai Kin Alan
Name of witness:	Lee, Wai Kin Alan